Exhibit 99.1
Blackboard Inc. Reports Third Quarter 2005 Results
- Third Quarter Revenue Increases 21% to $35.9 Million; Net Income
Increases 109% to $7.3 million -
- Company Raises Guidance for Fourth Quarter and Full Year 2005 -
Washington, DC, – November 1, 2005 – Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the third quarter ended September 30, 2005.
Total revenue for the quarter ended September 30, 2005 was $35.9 million, an increase of 21% over the third quarter of 2004. Product revenue for the quarter was $31.3 million, an increase of 23% over the third quarter of 2004, while professional services revenue for the quarter was $4.6 million, an increase of 7% over the third quarter of 2004. Operating income was $6.6 million for the third quarter of 2005 compared to operating income of $3.1 million for the third quarter of 2004. Net income was $7.3 million for the third quarter of 2005 compared to net income of $3.5 million for the third quarter of 2004. Cash net income for the third quarter of 2005, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $7.3 million. Net income per diluted share and cash net income per diluted share were $0.25 in the third quarter of 2005.
“We are pleased with our financial results, made possible by clients around the world selecting Blackboard products and services to manage their most mission-critical online education activities,” said Michael Chasen, Chief Executive Officer for Blackboard. “During the quarter, we realized strong revenue and earnings performance and had excellent cash-flow.”
Total revenue for the first nine months ended September 30, 2005 was $99.9 million, an increase of 23% over the first nine months of 2004. Operating income was $17.5 million for the first nine months of 2005 compared to operating income of $5.6 million for the first nine months of 2004. Net income was $18.7 million for the first nine months of 2005 compared to net income of $5.3 million for the first nine months of 2004. Cash net income for the first nine months of 2005, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $18.9 million. Net income per diluted share was $0.66 and cash net income per diluted share was $0.67 for the first nine months of 2005.
Blackboard provides cash net income in this press release as additional information regarding Blackboard’s operating results. These measures are not in accordance with, nor are they an alternative for, generally accepted accounting principles (GAAP) and may be different from cash net income and other non-GAAP measures used by other companies. Blackboard believes that this presentation of cash net income and cash net income per share provides useful information to investors regarding additional financial and business trends relating to Blackboard’s financial condition and results of operations.

Highlights from the Third Quarter 2005
•	Blackboard’s new and expanding client relationships in the quarter included:
•	U.S. Higher Education Market: Bellevue University, Boise State University, Columbus State Community College, Cornell University, CSU-Fullerton, Minnesota School of Business, Morehead State University, Oklahoma Christian University, Troy University, University of Alabama of Tuscaloosa, Valley Forge Christian College, Wayne County Community College District and Wayne State University.

•	International Markets: City College Norwich, City of Bristol College, College of the Bahamas, Grenoble Ecole de Management, Hertie School of Governance, Kyoto College of Economics, Newcastle College, Shujitsu University, Singapore Polytechnic, Southern Cross University, The Peoples College, Nottingham, Universitaet Potsdam and University of the Arts, London.

•	K-12 Market: Acalanes Union High School District, Brophy College Preparatory, Broward County Public Schools, Fairfax County Public Schools, Greater Egg Harbor Regional High School District, Ozark City Schools, Palo Alto Unified School District, Park Hill School District, Sarasota County Public Schools, School District of the City of Erie, Tabor Academy and Western Pennsylvania Cyber Charter School
•	As of the third quarter, more than 1,000 academic institutions were running the enterprise version of the Blackboard Learning System™.

•	Blackboard held the Third Annual Blackboard Building Blocks Developers Conference. The annual event highlights academic and commercial developers working to extend Blackboard’s e-Learning platform by using the Blackboard Building Blocks® technology.
Outlook for the Fourth Quarter and Full Year of 2005
The following forward-looking statements regarding future financial performance are based on current expectations and actual results may differ materially. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release, including the pending acquisition of WebCT, Inc.
Blackboard expects that its effective tax rate will continue to be in the range of 4 to 7 percent through the end of 2005. Additionally, the Company’s guidance does not incorporate the impact of expensing stock-based compensation under FAS 123(R), which the Company will adopt beginning January 1, 2006.

For the fourth quarter of 2005, we expect:
•	Revenue to be approximately $34.9 to $35.4 million;

•	Net income to be approximately $7.3 to $7.6 million, resulting in diluted EPS of approximately $0.25 to $0.26 per share. This is based on an estimated 29.2 million diluted shares and a 4% effective tax rate for the quarter; and

•	Cash net income to be approximately $7.4 to $7.7 million after adding back the tax adjusted amortization of intangibles of approximately $70,000, which would result in cash EPS of approximately $0.25 to $0.26 per share. This is based on an estimated 29.2 million diluted shares and an estimated 4% effective tax rate for the quarter.
For the full year of 2005, we expect:
•	Revenue to be approximately $134.8 to $135.3 million;

•	Net income to be approximately $25.9 to $26.3 million, resulting in diluted EPS of approximately $0.91 to $0.92 per share, which is based on an estimated 28.5 million diluted shares and a 4% effective tax rate for the full year; and

•	Cash net income to be approximately $26.3 to $26.6 million after adding back the tax adjusted amortization of intangibles of approximately $300,000, which would result in cash EPS of approximately $0.92 to $0.93 per share based on an estimated 28.5 million diluted shares and an estimated 4% effective tax rate for the full year.
The Company’s fourth quarter and full year guidance does not currently reflect any benefits from the potential reversal of valuation allowances on our deferred tax assets.
Conference Call
Blackboard will broadcast its third quarter conference call live over the Internet today beginning at 5 p.m. Eastern. Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.
A telephone replay of the call will be available from approximately 7:00 p.m. Eastern (3:30 p.m. Pacific) on November 1, 2005 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on November 8, 2005. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial 617-801-6888. The conference ID for the replay is 14609542.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
	(in thousands, except share and		(in thousands, except share and
	per share amounts)		per share amounts)
Revenues:
Product	$25,468	$31,301	$71,416	$88,341
Professional services	4,308	4,626	9,934	11,577

Total revenues	29,776	35,927	81,350	99,918

Operating expenses:
Cost of product revenues, excludes amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below	6,813	7,507	18,830	21,818
Cost of professional services revenues	2,378	2,733	6,004	7,499
Research and development	3,537	3,657	10,427	10,162
Sales and marketing	9,074	10,323	26,932	28,269
General and administrative	3,957	5,013	10,742	14,409
Amortization of intangibles resulting from acquisitions	879	66	2,638	200
Stock-based compensation	44	19	155	55

Total operating expenses	26,682	29,318	75,728	82,412

Income from operations	3,094	6,609	5,622	17,506
Other income (expense):
Interest expense	(27)	(9)	(155)	(39)
Interest income	163	932	212	1,939

Income before benefit (provision) for income taxes	3,230	7,532	5,679	19,406
Benefit (Provision) for income taxes	250	(263)	(362)	(664)

Net income	3,480	7,269	5,317	18,742
Dividends on and accretion of convertible preferred stock	—	—	(6,344)	—

Net income (loss) attributable to common stockholders	$3,480	$7,269	$(1,027)	$18,742

Net income (loss) attributable to common stockholders per common share:
Basic	$0.14	$0.27	$(0.08)	$0.71

Diluted	$0.12	$0.25	$(0.08)	$0.66

Weighted average number of common shares:
Basic	25,683,200	26,986,242	12,868,696	26,529,922

Diluted	27,906,730	28,829,768	12,868,696	28,240,576

Reconciliation of cash net income to net income (1):

Net income (loss) attributable to common stockholders	$3,480	$7,269	$(1,027)	$18,742
Add: Dividends on and accretion of convertible preferred stock	—	—	6,344	—

Net income	3,480	7,269	5,317	18,742
Add: Amortization of intangibles resulting from acquisitions, net of taxes (2)	879	64	2,470	193

Cash net income	$4,359	$7,333	$7,787	$18,935

Cash net income per common share — diluted	$0.16	$0.25	$0.32	$0.67

Proforma weighted average number of common shares — diluted (3)	27,906,730	28,829,768	24,514,850	28,240,576

(1)	Cash net income is not a generally accepted accounting principle or GAAP measure. However, management believes based on feedback from investors, analysts and other users of the Company’s financial information that cash net income is an appropriate measure of the operating performance of the Company. Further, management believes, based on feedback from analysts, that cash net income is an important measure used by analysts in their earnings estimates of the Company, which is used by investors and potential investors. This measure should be considered in addition to, not as a substitute for or superior to, net income, net income (loss) attributable to common stockholders, cash flows and other measures of financial performance prepared in accordance with generally accepted accounting principles. Because cash net income is used by some investors, analysts and other users of the Company’s financial information as performance measures, they are reconciled herein to net income.

(2)	The amortization of intangibles is net of taxes, applied at an effective rate of 0.0% and 3.5% for the three months ended September 30, 2004 and 2005, respectively, and 6.4% and 3.4% for the nine months ended September 30, 2004 and 2005, respectively.

(3)	Proforma weighted average number of common shares assumes i) the conversion of all redeemable preferred stock and Series E warrants as of January 1 for the respective periods in 2004 and ii) the conversion of accrued dividend accretion on the preferred shares based on a conversion price of $14.00 per share for 2004 and the average accrued dividend accretion balance for the 2004 periods presented.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2004	2005
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$78,149	$84,837
Short-term investments	20,000	37,780
Accounts receivable, net	21,686	33,200
Inventories	1,994	2,053
Prepaid expenses and other current assets	1,727	2,313
Deferred cost of revenues, current portion	4,547	5,288

Total current assets	128,103	165,471

Deferred cost of revenues, noncurrent portion	369	1,587
Property and equipment, net	8,848	10,541
Goodwill	10,252	10,252
Intangible assets, net	826	626

Total assets	$148,398	$188,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,114	$1,225
Accrued expenses	9,290	10,087
Equipment note, current portion	525	338
Deferred revenues, current portion	63,901	77,536

Total current liabilities	74,830	89,186

Equipment note, noncurrent portion	237	—
Deferred rent	1,067	846
Deferred revenues, noncurrent portion	3,157	2,319
Stockholders’ equity:
Common stock, $0.01 par value	260	270
Additional paid-in capital	191,664	199,876
Deferred stock compensation	(209)	(154)
Accumulated deficit	(122,608)	(103,866)

Total stockholders’ equity	69,107	96,126

Total liabilities and stockholders’ equity	$148,398	$188,477

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2004	2005
	(in thousands)
Cash flows from operating activities
Net income	$5,317	$18,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,669	5,003
Amortization of intangibles resulting from acquisitions	2,638	200
Change in allowance for doubtful accounts	186	(24)
Noncash stock compensation related to options issued to nonemployees	69	—
Noncash deferred stock amortization	86	55
Changes in operating assets and liabilities:
Accounts receivable	(2,805)	(11,490)
Inventories	(72)	(59)
Prepaid expenses and other current assets	(469)	(586)
Deferred cost of revenues	(1,659)	(1,959)
Accounts payable	(419)	111
Accrued expenses	(950)	797
Deferred rent	(19)	(221)
Deferred revenues	14,057	12,797

Net cash provided by operating activities	20,629	23,366

Cash flows from investing activities
Purchase of property and equipment	(6,356)	(6,696)
Purchase of held-to-maturity securities	—	(27,230)
Sale of held-to-maturity securities	—	5,750
Purchase of available-for-sale securities	—	(21,900)
Sale of available-for-sale securities	—	25,600

Net cash used in investing activities	(6,356)	(24,476)

Cash flows from financing activities
Payments on equipment notes	(710)	(424)
Payments on line of credit	(7,880)	—
Payments on note payable	(2,000)	—
Proceeds from issuance of common stock, net of issuance costs	50,896	—
Proceeds from exercise of Series D Warrants	248	—
Proceeds from exercise of stock options	1,063	8,222

Net cash provided by financing activities	41,617	7,798

Net increase in cash and cash equivalents	55,890	6,688
Cash and cash equivalents at beginning of period	30,456	78,149

Cash and cash equivalents at end of period	$86,346	$84,837

About Blackboard Inc.
Blackboard Inc. (Nasdaq: BBBB) is a leading provider of enterprise software applications and related services to the education industry. Founded in 1997, Blackboard enables educational innovations everywhere by connecting people and technology. With two product suites, the Blackboard Academic Suite ™ and the Blackboard Commerce Suite ™, Blackboard is used by millions of people at academic institutions around the globe, including colleges, universities, K-12 schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices in North America, Europe and Asia.
Blackboard
Educate. Innovate. Everywhere.
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our most recent 10-Q filed with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of November 1, 2005. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to November 1, 2005.
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